UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

SUSTAINABLE PROJECTS GROUP INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

PRELIMINARY COPY DATED AUGUST 23, 2024, SUBJECT TO COMPLETION

SUSTAINABLE PROJECTS GROUP INC.

Tankedraget 7

Aalborg, Denmark DK-900

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

DATE FIRST MAILED TO STOCKHOLDERS: September 3, 2024

To Our Stockholders:

This Notice and the accompanying Information Statement are being furnished to the stockholders of Sustainable Projects Group Inc., a Nevada corporation (the “Company”), to notify stockholders of the actions taken by the Company’s Board of Directors (the “Board”) by written consent dated August 21, 2024 and by the holders of a majority of the issued and outstanding shares of the Company’s common stock by written consent delivered to the Company on August 21, 2024, approving an amendment to our Articles of Incorporation, as amended, to effect a reverse stock split of our outstanding common stock, par value $0.0001 per share (the “Common Stock”), at a reverse stock split ratio ranging from any whole number between 1-for-10 and 1-for-100, subject to and as determined by the Board.

As the matters set forth in this Information Statement have been duly authorized and approved by the written consent of the holders of more than a majority of the Company’s voting securities, your vote or consent is not requested or required to approve these matters. The Information Statement is provided solely for your information, and also serves the purpose of informing stockholders of the matters described herein pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the rules and regulations prescribed thereunder, including Regulation 14C. You do not need to do anything in response to this Notice and the Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

Sincerely,

/s/ Sune Mathiesen
Sune Mathiesen
Chairman, President & Chief Executive Officer

Sustainable Projects Group Inc.

Tankedraget 7

Aalborg, Denmark DK-900

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

ABOUT THIS INFORMATION STATEMENT

General

Sustainable Projects Group Inc., a Nevada corporation, and its subsidiaries is sending you this Information Statement solely for purposes of informing the Company’s stockholders of record as of August 21, 2024 (the “Record Date”) of actions taken by the Company’s stockholders by less than unanimous written consent in lieu of a special meeting of stockholders. No action is requested or required on your part. When used in this Information Statement, the terms the “Company,” “we,” “us,” or “our” refer to Sustainable Projects Group Inc., and/or its subsidiaries, depending on the context.

This Information Statement is first being mailed on or about September 3, 2024. The Company’s principal executive offices are located at Tankedraget 7, Aalborg, Denmark DK-900, and the Company’s telephone number is (305) 814-2915.

The holders of a majority of our issued and outstanding shares of common stock (the “Majority Stockholders”) have approved, by written consent delivered to the Company on August 21, 2024, an amendment to our Articles of Incorporation, as amended (the “Articles”), to effect a reverse stock split of our outstanding common stock, par value $0.0001 per share (the “Common Stock”), at a reverse stock split ratio ranging from any whole number between 1-for-10 and 1-for-100, subject to and as determined by the Board (the “Reverse Stock Split”).

Important Notice Regarding the Internet Availability of this Information Statement: a copy of this Notice and the Information Statement is available to you free of charge at https://www.lithiumharvest.com/investors/.

The Notice and Information Statement is first being mailed on or about September 3, 2024 to the Company’s stockholders of record as of the Record Date.

Summary of the Corporate Action

Approval of Reverse Stock Split

The Majority Stockholders have approved, by written consent delivered to the Company on August 21, 2024, an amendment to our Articles to effect the Reverse Stock Split.

We may effect the Reverse Stock Split on or after September 23, 2024, the 20th calendar day after we mail the Notice and this Information Statement to stockholders of record as of the Record Date, and prior to March 31, 2025.

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Voting and Vote Required

The Company is not seeking consent, authorizations or proxies from you. Under Chapter 78 of the Nevada Revised Statutes (the “NRS”), the Articles, and the Company’s by-laws (the “By-Laws”), the Reverse Split may be approved, without a meeting of stockholders, by a resolution of our Board of Directors (the “Board”) and the written consent of the Majority Stockholders. As of the Record Date, the Company had 296,037,813 shares of Common Stock outstanding and entitled to vote. Each share of our Common Stock is entitled to one vote. The written consent was executed by the Majority Stockholders, holding 184,967,174 shares of common stock, representing a majority of the voting power of our Common Stock as of the Record Date. Accordingly, the written consent was executed by stockholders holding sufficient voting power to approve the actions contemplated by the written consent and no further stockholder action is required. The Majority Stockholders are Sune Mathiesen Holding ApS and FENO Holding ApS. Sune Mathiesen, our Chief Executive Officer, President and Chairman of the Board, is the Managing Director of Sune Mathiesen Holding ApS, and Paw Juul, our Chief Technology Officer, is the Managing Director of FENO Holding ApS.

Dissenters’ Rights of Appraisal

The NRS does not provide dissenters’ rights of appraisal to the Company’s stockholders in connection with the matters approved by the written consent.

FORWARD-LOOKING STATEMENTS

This Information Statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, many of which are beyond our control. Our actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in this Information Statement.

All statements, other than statements of historical facts, included in this Information Statement regarding our Reverse Stock Split, strategy, future operations and plans and objectives of management are forward-looking statements. When used in this Information Statement, the words “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this Information Statement. We undertake no obligation to update any forward-looking statements or other information contained herein. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions, and expectations reflected in or suggested by the forward-looking statements in this Information Statement are reasonable, we cannot assure stockholders and potential investors that these plans, intentions, or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 4, 2024, and in Part II, Item 1A. “Risk Factors” in any Quarterly Reports on Form 10-Q filed subsequently thereto. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

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APPROVAL TO EFFECT A REVERSE STOCK SPLIT

Our Board and the Majority Stockholders have adopted resolutions to authorize the Board, in its sole discretion, to amend our Articles to effect the Reverse Stock Split at any time prior to March 31, 2025 (the “Split Authorization”). The amendment to our Articles would be accomplished by adding to the end of the third paragraph thereof referring to the number of shares with par value the following text:

“Upon the filing and effectiveness (the “Reverse Stock Split Effective Time”) pursuant to the General Corporation Law of Nevada of the Certificate of Amendment to these Articles of Incorporation of the Corporation, each [●] shares of Common Stock issued and outstanding immediately prior to the Reverse Stock Split Effective Time shall, automatically and without any further action on the part of the Corporation or any of the respective holders thereof, be reclassified, combined and converted into one (1) fully paid and nonassessable share of Common Stock (the “Reverse Stock Split”), subject to the treatment of fractional share interests as described below. The reclassification of the Common Stock will be deemed to occur at the Reverse Stock Split Effective Time. From and after the Reverse Stock Split Effective Time, certificates representing Common Stock prior to such reclassification shall represent the number of shares of Common Stock into which such Common Stock prior to such reclassification shall have been reclassified pursuant to the Certificate of Amendment. No fractional shares shall be issued in connection with the Reverse Stock Split and, in lieu thereof, any stockholder who would otherwise be entitled to receive a fractional share of Common Stock shall instead be entitled to receive a cash payment equal to the product obtained by multiplying (a) the closing price per share of the Common Stock on the OTC Pink on the date of the Reverse Stock Split Effective Time, after giving effect to the Reverse Stock Split, by (b) the fraction of the share owned by the stockholder, without interest.”

The Split Authorization permits, but does not require, our Board to effect a reverse stock split of our issued and outstanding Common Stock at any time prior to March 31, 2025 at a reverse stock split ratio ranging from any whole number between 1-for-10 and 1-for-100, subject to and as determined by the Board. Our Board reserves the right to elect to abandon the Reverse Stock Split, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

We do not intend to issue fractional shares in connection with the Reverse Stock Split. Instead, any stockholders who would have been entitled to receive fractional shares as a result of the Reverse Stock Split will instead receive cash payments in lieu of such fractional shares. Each holder of our Common Stock will hold the same percentage of our outstanding Common Stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except to the extent that the Reverse Stock Split results in stockholders receiving cash in lieu of fractional shares. The par value of our Common Stock will continue to be $0.0001 per share.

Background and Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

Our Board and Majority Stockholders approved the Split Authorization with the primary intent of (1) increasing the market price of our Common Stock, enabling a future uplisting of our Common Stock onto The Nasdaq Capital Market, and (2) making our Common Stock more attractive to a broader range of institutional and other investors.

We are seeking to increase the market price of our Common Stock to satisfy one of the initial listing requirements for uplisting onto The Nasdaq Capital Market, although we are under no obligation to uplist and there can be no assurance that the trading price of our Common Stock would be maintained at such level or that we will be able to maintain any such listing of our Common Stock on The Nasdaq Capital Market if we are able to uplist in the future. The Nasdaq Capital Market requires, among other items, an initial bid price of at least $4.00 per share, and following initial listing, maintenance of a continued bid price of at least $1.00 per share.

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We also believe that the Reverse Stock Split, if implemented, will make our Common Stock more attractive to a broader range of institutional and other investors, as we believe that the current market price of our Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that, if implemented by our Board, the Reverse Stock Split will make our Common Stock a more attractive and cost-effective investment for many investors.

Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Stock Split or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Criteria the Board of Directors May Use to Determine Whether to Implement the Reverse Stock Split

When determining whether to implement the Reverse Stock Split, and which Reverse Stock Split ratio to implement, if any, the Board may consider various factors, including:

●	the historical trading price and trading volume of our Common Stock;

●	the then-prevailing trading price and trading volume of our Common Stock and the expected impact of the Reverse Stock Split on the trading market for our Common Stock in the short- and long-term;

●	the number of shares of our Common Stock outstanding;

●	the anticipated impact of a particular ratio on the Company’s ability to reduce administrative and transactional costs; and

●	prevailing general market, legal and economic conditions.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split, if approved by our stockholders, would become effective on the date and time set forth in the Certificate of Amendment to our Articles that is filed with the Nevada Secretary of State, which we expect would be shortly after such filing is made with the Nevada Secretary of State (the “Effective Time”). The exact timing of the filing of the Certificate of Amendment that will effect the Reverse Stock Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders. In addition, our Board reserves the right, without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment to our Articles, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split. If a Certificate of Amendment effecting the Reverse Stock Split has not been filed with the Nevada Secretary of State by the close of business on March 31, 2025, our Board will abandon the Reverse Stock Split.

Fractional Shares

Stockholders will not receive fractional shares of Common Stock in connection with the Reverse Stock Split. Instead, any holder of Common Stock who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split will instead be entitled to receive a cash payment equal to the product obtained by multiplying (a) the closing price per share of the Common Stock on the OTC Pink on the date of the Effective Time, after giving effect to the Reverse Stock Split, by (b) the fraction of the share owned by the stockholder, without interest.

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Stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is made for their fractional share interest. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

If you believe that you may not hold sufficient shares of our Common Stock at the Effective Time to receive at least one share in the Reverse Stock Split and you want to continue to hold our Common Stock after the Reverse Stock Split, you may do so by either:

●	purchasing a sufficient number of shares of our Common Stock; or

●	if you have shares of our Common Stock in more than one account, consolidating your accounts;

in each case, so that you hold a number of shares of our Common Stock in your account before the Reverse Stock Split that will entitle you to receive at least one share of Common Stock in the Reverse Stock Split. Shares of our Common Stock held in registered form and shares of our Common Stock held in “street name” (that is, through a broker, bank or other holder of record) for the same stockholder will be considered held in separate accounts and will not be aggregated when effecting the Reverse Stock Split.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

General

After the Effective Time of the Reverse Stock Split, should the Board elect to implement it, each stockholder will own a reduced number of shares of Common Stock. However, the Reverse Stock Split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share as described above. Voting rights and other rights and preferences of the holders of our Common Stock would not be affected by the Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our Common Stock immediately prior to the Reverse Stock Split would continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of fractional shares) of the voting power of the outstanding shares of our Common Stock immediately after the Reverse Stock Split. The number of stockholders of record also would not be affected by the Reverse Stock Split (assuming there is no impact as a result of the payment of cash in lieu of fractional shares).

The principal effects of the Reverse Stock Split would be that:

●	each 10 to 100 shares of our Common Stock owned by a stockholder (depending on the Reverse Stock Split ratio selected by the Board), would be combined into one new share of our Common Stock;

●	no fractional shares of Common Stock would be issued in connection with the Reverse Stock Split; instead, any stockholders who would have been entitled to receive fractional shares as a result of the Reverse Stock Split will instead receive cash payments in lieu of such fractional shares;

●	by reducing the number of shares of Common Stock outstanding without reducing the number of shares of available but unissued Common Stock, the Reverse Stock Split will effectively increase the relative number of authorized but unissued shares, which the Board may use in connection with future financings or other issuances;

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●	based upon the Reverse Stock Split ratio selected by the Board of Directors, proportionate adjustments would be made to the per share exercise price and the number of shares issuable upon the exercise or vesting of all then outstanding equity awards with respect to the number of shares of Common Stock subject to such award and the exercise price thereof, to the extent applicable, subject to the terms of such awards;

●	the number of shares of Common Stock authorized under the Company’s 2023 Equity Incentive Plan (the “Plan”), will be proportionately adjusted for the Reverse Stock Split ratio selected by the Board; and

●	the number of stockholders owning “odd lots” of less than 100 shares of our Common Stock may potentially increase; odd lot shares may be more difficult to sell and brokerage commissions and other costs of transactions in odd lots generally are proportionately higher than the costs of transactions in “round lots” of even multiples of 100 shares.

However, we believe that any potential negative effects are outweighed by the benefits of the Reverse Stock Split.

Effect on Shares of Common Stock

For the purposes of providing examples of the effect of the Reverse Stock Split on our Common Stock, the following table contains approximate information, based on share information as of the Record Date, of the effect of a Reverse Stock Split at certain ratios within the range of the proposed Reverse Stock Split ratios on the number of shares of our Common Stock authorized, outstanding, reserved for future issuance and not outstanding or reserved:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Underlying Outstanding Equity Awards	Number of Shares of Common Stock Authorized but Not Outstanding or Reserved
Pre-Reverse Stock Split	500,000,000	296,037,813	—	203,962,187
Post-Reverse Stock Split 1:10	500,000,000	29,603,781	—	470,396,219
Post-Reverse Stock Split 1:20	500,000,000	14,801,890	—	485,198,110
Post-Reverse Stock Split 1:30	500,000,000	9,867,927	—	490,132,073
Post-Reverse Stock Split 1:40	500,000,000	7,400,945	—	492,599,055
Post-Reverse Stock Split 1:50	500,000,000	5,920,756	—	494,079,244
Post-Reverse Stock Split 1:60	500,000,000	4,933,963	—	495,066,037
Post-Reverse Stock Split 1:70	500,000,000	4,229,111	—	495,770,889
Post-Reverse Stock Split 1:80	500,000,000	3,700,472	—	496,299,528
Post-Reverse Stock Split 1:90	500,000,000	3,289,309	—	496,710,691
Post-Reverse Stock Split 1:100	500,000,000	2,960,378	—	497,039,622

After the Effective Time of the Reverse Stock Split that our Board elects to implement, our Common Stock would have a new CUSIP number.

Effect on our Authorized Preferred Stock

The Reverse Stock Split, if implemented, would not affect the total authorized number of shares of our preferred stock or the par value of our preferred stock.

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Effect on Outstanding Equity Awards and Equity Plans

If our Board decides to implement the Reverse Stock Split, as of the Effective Time, based on the Reverse Stock Split ratio selected by the Board, proportionate adjustments will be made to all then-outstanding equity awards with respect to the number of shares of Common Stock subject to such award and the exercise price thereof, to the extent applicable. In addition, the number of shares of Common Stock available for issuance under the Plan will be proportionately adjusted for the Reverse Stock Split ratio selected by the Board, such that fewer shares will be subject to the Plan.

Reduction in Stated Capital

Pursuant to the Reverse Stock Split, the par value of our Common Stock would remain $0.0001 per share. As a result of the Reverse Stock Split, at the Effective Time, the stated capital on our balance sheet attributable to our Common Stock would be reduced in proportion to the size of the Reverse Stock Split, subject to a minor adjustment in respect of the treatment of fractional shares, and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, would remain unchanged.

Beneficial Holders of Common Stock (i.e., stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e., stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split Common Stock, subject to adjustment for the treatment of fractional shares.

Holders of Certificated Shares of Common Stock

If you hold any of your shares of our Common Stock in certificated form, you will receive a transmittal letter from our transfer agent after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-Reverse Stock Split shares of our Common Stock for either: (1) a certificate representing the post-Reverse Stock Split shares of our Common Stock, or (2) post-Reverse Stock Split shares of our Common Stock in a book-entry form, evidenced by a transaction statement that will be sent to your address of record indicating the number of shares of our Common Stock you hold, together with any payment of cash in lieu of fractional shares to which you are entitled. Beginning at the Effective Time of the Reverse Stock Split, each certificate representing pre-Reverse Stock Split shares of our Common Stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares. If you are entitled to a payment of cash in lieu of fractional shares, payment will be made as described above under “Fractional Shares.”

WE MAY ISSUE THE ADDITIONAL SHARES OF AUTHORIZED COMMON STOCK THAT WILL BECOME AVAILABLE AS A RESULT OF THE REVERSE STOCK SPLIT WITHOUT THE ADDITIONAL APPROVAL OF OUR STOCKHOLDERS.

Not a Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the implementation of the Reverse Stock Split, the Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the implementation of the proposed Reverse Stock Split will not cause the Company to go private.

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No Appraisal Rights

Under the NRS, our stockholders are not entitled to appraisal rights with respect to the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of material U.S. federal income tax consequences of an implemented Reverse Stock Split to U.S. Holders (as defined below) that hold shares of our Common Stock as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This summary is based upon the Code, Treasury regulations promulgated thereunder, published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, in each case in existence on the date hereof, all of which are subject to change and to differing interpretations. Any such change could apply retroactively and could adversely affect the tax consequences described below. No assurance can be given that the IRS will agree with the consequences described in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation. No advance tax ruling has been or will be sought or obtained from the IRS regarding the tax consequences of the transactions described herein.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of shares of our Common Stock that is (a) an individual who is a citizen or resident of the United States for U.S. federal income tax purposes, (b) an entity that is classified for U.S. federal income tax purposes as a corporation and that is organized under the laws of the United States, any state thereof, or the District of Columbia, or is otherwise treated for U.S. federal income tax purposes as a domestic corporation, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust (i) whose administration is subject to the primary supervision of a court within the United States and all substantial decisions of which are subject to the control of one or more United States persons as described in Section 7701(a)(30) of the Code (“United States persons”), or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

This summary does not discuss all U.S. federal income tax considerations that may be relevant to U.S. Holders in light of their particular circumstances or that may be relevant to certain beneficial owners that may be subject to special treatment under U.S. federal income tax law (for example, tax-exempt or governmental organizations, S corporations, partnership and other pass through entities (and investors therein)), mutual funds, insurance companies, banks, thrifts and other financial institutions, dealers in securities, brokers or traders in securities, commodities or currencies that elect to use a mark-to-market method of accounting, real estate investment trusts, regulated investment companies, individual retirement accounts, qualified pension plans or other tax deferred accounts, persons who hold shares of our Common Stock as part of a straddle, hedging, constructive sale, wash sale, synthetic security, conversion, or other integrated transaction, persons required for U.S. federal income tax purposes to confirm the timing of income accruals to their financial statements under Section 451 of the Code, U.S. Holders that have a functional currency other than the U.S. dollar, persons that own 5% or more (by vote or value) of our Common Stock, and persons who acquired shares of our Common Stock as a result of the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan). Furthermore, this summary does not discuss any alternative minimum tax consequences or the Medicare contribution tax on net investment income and does not address any aspects of U.S. federal estate or gift tax laws or of U.S. state or local or non-U.S. taxation.

If an entity or arrangement classified for U.S. federal income tax purposes as a partnership owns shares of our Common Stock, the tax treatment of a member of the entity or party to such arrangement will depend on the status of the member and the activities of the entity and such member. The tax treatment of such an entity or arrangement, and the tax treatment of any member of such an entity or party to such an arrangement, are not addressed in this summary. Any entity or arrangement that is classified for U.S. federal income tax purposes as a partnership and that owns shares of our Common Stock, and any members of such an entity and parties to such an arrangement, are encouraged to consult their tax advisors.

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THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. BENEFICIAL OWNERS OF SHARES OF OUR COMMON STOCK ARE ENCOURAGED TO SEEK ADVICE FROM THEIR OWN TAX ADVISORS REGARDING THE INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, TAKING INTO ACCOUNT THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL INCOME, ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

We intend to take the position that the Reverse Stock Split constitutes a recapitalization for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. Assuming the Reverse Stock Split qualifies as a recapitalization:

●	a U.S. Holder will not recognize gain or loss on the Reverse Stock Split, except with respect to any cash received in lieu of a fractional share of our Common Stock;

●	the aggregate tax basis of the shares of our Common Stock received by a U.S. Holder in the Reverse Stock Split will be equal to the aggregate tax basis of the shares exchanged therefor, excluding any portion of such basis allocable to a fractional share of our Common Stock;

●	the holding period of the shares of our Common Stock received by a U.S. Holder in the Reverse Stock Split will include the holding period of the shares exchanged therefor; and

●	such capital gain or loss will be short term if the shares owned immediately prior to the Reverse Stock Split were held for one year or less at the Effective Time of the Reverse Stock Split and long term if held for more than one year.

In general, a U.S. Holder who receives a cash payment in lieu of a fractional share of our Common Stock should be treated as if the fractional share were issued and then redeemed. Whether such redemption qualifies for sale or exchange treatment depends on whether the reduction in such U.S. Holder’s stock ownership is considered to be “not essentially equivalent to a dividend” for purposes of Section 302(b)(l) of the Code or otherwise eligible for sale or exchange treatment. Whether such redemption is “not essentially equivalent to a dividend” with respect to a U.S. Holder will depend upon such U.S. Holder’s particular circumstances. At a minimum, however, for the redemption to be “not essentially equivalent to a dividend,” it must result in a “meaningful reduction” in the U.S. Holder’s percentage stock ownership of the Company. The redemption of fractional shares from a minority shareholder of a publicly traded corporation in a recapitalization is generally considered to be a meaningful reduction in interest or otherwise eligible for sale or exchange treatment. Therefore, minority U.S. Holders that do not exercise control over the Company’s corporate affairs are generally expected to recognize capital gain or loss equal to the difference between the amount of cash received in lieu of the fractional share of our Common Stock and the portion of the U.S. Holder’s tax basis of the shares of our Common Stock owned by such U.S. Holder immediately prior to the Reverse Stock Split that is allocable to the fractional share. Such gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period in the shares of our Common Stock that it owns immediately prior to the Reverse Stock Split is more than one year as of the date on which the Reverse Stock Split occurs. The deductibility of capital losses is subject to limitations.

U.S. Treasury regulations provide detailed rules for allocating the tax basis and holding period among shares of Common Stock which were acquired by a stockholder on different dates and at different prices. U.S. Holders that acquired shares of our Common Stock on different dates or at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period among such shares.

Payments of cash made in lieu of a fractional share of our Common Stock may, under certain circumstances, be subject to information reporting and backup withholding. To avoid backup withholding, each U.S. Holder of our Common Stock that does not otherwise establish an exemption from backup withholding should furnish on applicable IRS forms its taxpayer identification number and comply with the applicable certification procedures.

Backup withholding is not an additional tax and amounts withheld will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided the required information is timely furnished to the IRS. U.S. Holders of our Common Stock should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock on the Record Date by (a) each person who is known by us to beneficially own 5% or more of our Common Stock, (b) each of our directors and executive officers, and (c) all of our directors and executive officers as a group. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, which includes the power to dispose of or to direct the disposition of the security or the right to acquire such powers within 60 days. In computing the number of shares of our Common Stock beneficially owned by a person or entity and the percentage ownership, the Company deemed outstanding shares of its Common Stock subject to options held by that person or entity that are currently exercisable or exercisable within 60 days of the Record Date. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person or entity. Unless otherwise noted, the address of each beneficial owner is c/o Tankedraget 7, Aalborg, Denmark DK-9000.

The beneficial ownership of our Common Stock is based on 296,037,813 shares of our Common Stock issued and outstanding as of the Record Date.

Name	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned(2)

Greater than 5% Stockholders

Kestrel Flight Fund LLC(1)	71,797,703		24.3%

AØNP14 ApS(2)	21,700,059		7.3%

Directors and Executive Officers

Sune Mathiesen	92,483,587	(3)	31.2%

Stefan Muehlbauer	1,000,000		0.3%

Paw Juul	92,483,587	(4)	31.2%

All directors and executive officers as a group (3 persons)	185,967,174		62.2%

(1)	Albert Hanser is the Managing Partner of Kestrel Flight Fund LLC. The address of Kestrel Flight Fund LLC is 149 Meadowbrook Road, Weston, Massachusetts 02493.

(2)	Aldo Petersen is the managing director of AØNP14 ApS. The address of AØNP14 ApS is Amaliegade 6, DK-1256 København K.

(3)	Consists of 92,483,587 shares owned directly by Sune Mathiesen Holding ApS. Mr. Mathiesen is the managing director of Sune Mathiesen Holding ApS.

(4)	Consists of 92,483,587 shares owned by FENO Holding ApS. Mr. Juul is the managing director of FENO Holding ApS.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the reporting and information requirements of the Exchange Act, and as a result file reports, information statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the SEC. We also maintain a website at https://www.lithiumharvest.com/investors/, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this Information Statement.

OTHER MATTERS

Other Business

The Board knows of no other matters other than those described in this Information Statement that have been approved or considered by the Majority Stockholders.

Stockholders Sharing an Address

The Company will deliver only one copy of this Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. Furthermore, the Company undertakes to deliver promptly, upon written or oral request, a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this Information Statement is delivered. A stockholder can notify the Company that the stockholder wishes to receive a separate copy of this Information Statement by contacting the Company at: Sustainable Projects Group Inc., 2800 Post Oak Blvd., Suite 1910, Houston, Texas 77056, or by calling (346) 998-1533. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify the Company at the address or phone number set forth above.

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Pursuant to the requirements of the Exchange Act, the registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors

/s/ Sune Mathiesen
Sune Mathiesen
Chairman, President & Chief Executive Officer

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